                                                                      Exhibit 11

                        ROTARY POWER INTERNATIONAL, INC.
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

                                                          Three Months
                                                         Ended March 31,
                                                      2000             1999
                                                   ----------      -----------
BASIC

Shares outstanding,
  beginning of period                               6,212,855        6,112,855

Weighted average number
  of shares issued,
  retired and issuable
  share equivalents                                      --               --
                                                   ----------      -----------

Weighted average number
  of common and common
  equivalent shares
  outstanding                                       6,212,855        6,112,855
                                                   ==========      ===========

Net loss                                           $ (413,301)     $  (305,520)
                                                   ==========      ===========

Net loss per
  common share                                     $    (0.07)     $     (0.05)
                                                   ==========      ===========

DILUTED

Weighted average number of common
  and common equivalent shares
  outstanding as adjusted to full dilution          7,112,855        6,879,522
                                                   ==========      ===========

Net loss                                           $ (413,301)     $  (305,520)
                                                   ==========      ===========

Net loss per
  common share                                     $    (0.06)*    $     (0.04)*
                                                   ==========      ===========

*These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.